UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 27, 2018
DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Loan Agreement
On March 27, 2018, DASAN Network Solutions, Inc. (“DNS Korea”), a company incorporated under the laws of Korea and indirect wholly owned subsidiary of DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), entered into a Loan Agreement with DASAN Networks, Inc., a company incorporated under the laws of Korea (“DNI”), for a KRW 6.5 billion (or approximately US$6.1 million) secured term loan. The term loan will mature on June 27, 2019, bears interest at a rate of 4.6% per annum, is pre-payable at any time by DNS Korea without premium or penalty, and is secured by certain accounts receivable of DNS Korea. The Loan Agreement also contains events of default. Upon the occurrence and during the continuance of an event of default, all outstanding amounts under the Loan Agreement become immediately due and payable and DNI may dispose of the collateral securing the term loan.
DNI owns a majority of the outstanding shares of the Company’s common stock, and is party to certain other agreements and lending arrangements with the Company, as disclosed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Credit Agreement Amendment
On March 30, 2018, the Company, ZTI Merger Subsidiary III, Inc. and certain subsidiaries of the Company (collectively, the “Loan Parties”) entered into that certain Ninth Amendment to Credit and Security Agreements (the “Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), which amended that certain Credit and Security Agreement, dated as of March 13, 2012, by and among the Loan Parties and Wells Fargo and that certain Credit and Security Agreement (Ex-Im Subfacility), dated as of March 13, 2012, by and among the Loan Parties and Wells Fargo (collectively, as amended, the “Credit Agreements”). The Amendment, among other matters, extended the maturity date under the Credit Agreements from March 31, 2019 to July 15, 2019.
Wells Fargo and its affiliates have performed, and may in the future perform, for the Company and its affiliates various commercial banking, investment banking, financial advisory or other services for which they have received and/or may in the future receive customary compensation and expense reimbursement.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above under the heading “Loan Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Loan Agreement, dated as of March 27, 2018, by and between DASAN Networks, Inc. and DASAN Network Solutions, Inc.
10.2
Ninth Amendment to Credit and Security Agreements, dated as of March 30, 2018, by and among DASAN Zhone Solutions, Inc., ZTI Merger Subsidiary III, Inc., DASAN Network Solutions, Inc., Premisys Communications, Inc., Zhone Technologies International, Inc., Paradyne Networks, Inc., Paradyne Corporation and Wells Fargo Bank, National Association

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018	DASAN Zhone Solutions, Inc.

	By:	/s/ MICHAEL GOLOMB
Michael Golomb
Chief Financial Officer